                                                                     Exhibit 2


                                                                  CONFORMED COPY


================================================================================

                       AGREEMENT AND PLAN OF CONVERSION

                          Dated as of April 8, 1997,

                                     Among

                         BORDEN CHEMICALS AND PLASTICS
                              LIMITED PARTNERSHIP

                         BORDEN CHEMICALS AND PLASTICS
                         OPERATING LIMITED PARTNERSHIP

                              BCP MANAGEMENT INC.

                        BCP CHEMICALS AND PLASTICS INC.

                      BCP CHEMICALS AND PLASTICS GP INC.

                                      and

                        BCP CHEMICALS AND PLASTICS L.P.



================================================================================

                                       TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----

                                    ARTICLE I

                                         THE TRANSFER......................................  3

SECTION 1.1  The Transfer..................................................................  3
SECTION 1.2  Closing of the Transfer.......................................................  3
SECTION 1.3  Effect of the Transfer........................................................  3

                                    ARTICLE II

                                       THE CONTRIBUTION....................................  3

SECTION 2.1  The Contribution..............................................................  3
SECTION 2.2  Closing of the Contribution...................................................  3
SECTION 2.3  Effect of the Contribution....................................................  4

                                    ARTICLE III

                                          THE MERGER.......................................  4

SECTION 3.1  The Merger....................................................................  4
SECTION 3.2  Closing.......................................................................  4
SECTION 3.3  Effective Time of the Merger..................................................  4
SECTION 3.4  Effects of the Merger.........................................................  4
SECTION 3.5  Partnership Agreement.........................................................  4

                                          ARTICLE IV

                   EFFECT OF THE MERGER ON THE PARTNERSHIP INTERESTS OF THE
                                     CONSTITUENT ENTITIES..................................  5

SECTION 4.1  Effect on Partnership Interests...............................................  5
SECTION 4.2  Unit Elections................................................................  6
SECTION 4.3  Proration.....................................................................  7
SECTION 4.4  Exchange Ratio Definitions....................................................  7
SECTION 4.5  Exchange of Certificates......................................................  8

                                    ARTICLE V

                                      THE BCPOP EXCHANGE................................... 10

SECTION 5.1  The BCPOP Exchange............................................................ 10
SECTION 5.2  Closing of the BCPOP Exchange................................................. 11



                                                                                          Page
                                                                                          ----

SECTION 5.3  Effect of the BCPOP Exchange.................................................. 11

                                    ARTICLE VI

                                REPRESENTATIONS AND WARRANTIES............................. 11

SECTION 6.1  Representations and Warranties of the Partnership and BCPOP................... 11
SECTION 6.2  Representations and Warranties of BCPM........................................ 13
SECTION 6.3  Representations and Warranties of the Corporation............................. 13

                                    ARTICLE VII

                              ADDITIONAL COVENANTS AND AGREEMENTS.......................... 15

SECTION 7.1  Preparation of the Registration Statement; Unitholder Meeting................. 15
SECTION 7.2  Employees; Benefits........................................................... 15
SECTION 7.3  Affiliates.................................................................... 16
SECTION 7.4  Fees and Expenses............................................................. 16
SECTION 7.5  Stock Exchange Listing........................................................ 16
SECTION 7.6  Certificate of Incorporation and By-laws of the Corporation................... 16
SECTION 7.7  Directors and Officers of the Corporation..................................... 16
SECTION 7.8  Indemnification............................................................... 16

                                    ARTICLE VIII

                                CONDITIONS TO THE TRANSACTIONS............................. 18

SECTION 8.1  Conditions to Each Party's Obligation to Effect the Transactions.............. 18

                                    ARTICLE IX

                                  TERMINATION AND ABANDONMENT.............................. 21

SECTION 9.1  Termination and Abandonment................................................... 21
SECTION 9.2  Amendment..................................................................... 21
SECTION 9.3  Waiver........................................................................ 22

                                    ARTICLE X

                                         MISCELLANEOUS..................................... 22

SECTION 10.1  Notices...................................................................... 22
SECTION 10.2  Further Assurances........................................................... 22
SECTION 10.3  No Rights, Etc............................................................... 23
SECTION 10.4  Entire Agreement............................................................. 23



                                                                                          Page
                                                                                          ----

SECTION 10.5  Governing Law................................................................ 23
SECTION 10.6  Headings..................................................................... 23
SECTION 10.7  Counterparts................................................................. 23

Exhibits
--------
Exhibit I             Preferred Stock Summary Term Sheet
Exhibit II            Registration Rights Agreement

                       AGREEMENT AND PLAN OF CONVERSION

               AGREEMENT AND PLAN OF CONVERSION, dated as of April 8, 1997, by and among Borden Chemicals and Plastics Limited Partnership, a Delaware limited partnership (the "Partnership"), Borden Chemicals and Plastics Operating Limited
                  -----------
Partnership, a Delaware limited partnership ("BCPOP"), BCP Management, Inc., a
                                              -----
Delaware corporation ("BCPM"), BCP Chemicals and Plastics Inc., a Delaware
                       ----
corporation (the "Corporation"), BCP Chemicals and Plastics GP Inc., a Delaware
                  -----------
corporation ("BCP GP Inc."), and BCP Chemicals and Plastics L.P., a Delaware
              -----------
limited partnership ("BCP L.P.").
                      --------

               WHEREAS, the Partnership is a Delaware limited partnership subject to the terms of its Amended and Restated Agreement of Limited Partnership dated as of December 15, 1988, as amended (the "Partnership
                                                            -----------
Agreement") and the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.
---------
Section 17-101 et. seq., as amended (the "Delaware Act");
                                          ------------

               WHEREAS, BCPOP is a Delaware limited partnership subject to the terms of its Amended and Restated Agreement of Limited Partnership dated as of November 30, 1987, as amended (the "BCPOP Partnership Agreement") and the
                                    ---------------------------
Delaware Act;

               WHEREAS, BCPM is the sole general partner of the Partnership and BCPOP;

               WHEREAS, in connection with the Transactions (as hereinafter defined) BCPM has formed the Corporation, the Corporation has formed BCP GP Inc. and the Corporation and BCP GP Inc. have formed BCP L.P.;

               WHEREAS, the Corporation is the sole limited partner of BCP L.P. and BCP GP Inc. is a wholly-owned subsidiary of the Corporation and the sole general partner of BCP L.P.;

               WHEREAS, the Board of Directors of BCPM has by Special Approval (as defined in the Partnership Agreement) determined that it is fair and reasonable to and in the best interests of the Partnership, BCPOP and the holders of Common Units (as defined in the Partnership Agreement) of the Partnership (the "Units") that the Partnership's status as a "publicly-traded
                  -----
partnership" within the meaning of Section 7704 of the Internal Revenue Code of

1986, as amended (the "Code"), be terminated through the transactions provided
                       ----
for herein pursuant to which (i) BCPM will transfer (the "Transfer") its general
                                                          --------
partner interest in the Partnership to the Corporation in exchange for shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock"), (ii) immediately after the Transfer, the Corporation will
 ------------
contribute (the "Contribution") the general partner interest in the
                 ------------
Partnership to BCP GP Inc., (iii) immediately after the Transfer and the Contribution, BCP L.P. will be merged (the "Merger") with and into the
                                            ------
Partnership, with the Partnership being the surviving entity in the Merger, and in connection with the Merger (A) the outstanding Units of the Partnership will be exchanged for either (I) upon the election of a holder of Units (a "Unitholder") pursuant to Sections 4.1(b) and 4.2 hereof, shares of cumulative
 ----------
exchangeable preferred stock, liquidation value $25 per share, of the Corporation having the terms set forth in Exhibit I hereto (the "Preferred
                                                                 ---------
Stock")
-----
in accordance with Section 4.2 and subject to proration as set forth in Section
4.3 hereof or (II) shares of Common Stock of the Corporation in accordance with
Section 4.1(b) hereof, and in either case, immediately following the Merger the Units will remain outstanding and be owned in their entirety by the Corporation,
(B) the general partner interest in the Partner will remain outstanding in accordance with Section 4.1(c) and (C) the general partner interest and the limited partner interest in BCP L.P. outstanding immediately prior to the Merger will be cancelled in accordance with Section 4.1(d) and (iv) immediately after the Merger, the general partner interest and the limited partner interest in BCPOP will be exchanged (the "BCPOP Exchange") so that
                                                  --------------
(A) the Partner's limited partner interest in BCPOP will become a general partner interest therein and (B) BCPM's general partner interest in BCPOP will become a special limited partner interest in BCPOP which will be exchangeable (the "BCPOP LP Exchange") at BCPM's option into shares of Common
                      -----------------
Stock of the Corporation pursuant to Section 5.1(c) hereof (the Transfer, the Contribution, the Merger, the BCPOP Exchange and the BCPOP LP Exchange are collectively referred to herein as the "Transactions");
                                        ------------

               WHEREAS, the Board of Directors of BCPM has by Special Approval determined that it is fair and reasonable to and in the best interests of the Partner, BCPOP and the Unitholders that upon consummation of the Transactions (and without regard to any Preferred Stock which may be issued in connection with the Transactions) (i) Unitholders shall be entitled to exchange the outstanding Units for up to 84% (or 36,750,000 shares) of the Common Stock of the Corporation which may be issued by the Corporation in connection with the Transactions and (ii) BCPM shall be entitled to exchange (A) its general partner interest in the Partner for 14.9899% (or 6,558,081 shares) of the Common Stock which may be issued by the Corporation in connection with the Transactions and (B) its general partner interest in BCPOP for a special limited partner interest in BCPOP convertible at BCPM's option into 1.0101%
(or 441,919 shares) of the Common Stock which may be issued by the Corporation in connection with the Transactions, in each case pursuant to the terms of this Agreement.

               WHEREAS, as a result of the Transactions, the Partner will remain in existence with the Corporation as its limited partner and BCP GP Inc. as its general partner and BCPOP will remain in existence with the Partner as its general partner and BCPM as its special limited partner; and

               WHEREAS, the Transactions have been unanimously approved by (i) the Board of Directors of BCPM, acting on behalf of BCPM and on behalf of the Partner, (ii) all of the directors and the sole shareholder of the Corporation and (iii) all of the directors and the sole shareholder of BCP GP Inc.

               NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 THE TRANSFER


               SECTION 1.1 The Transfer. Subject to the terms and conditions of
                           ------------
this Agreement, immediately prior to the Effective Time of the Merger (as hereinafter defined), BCPM shall transfer all of its right, title and interest in its general partner interest in the Partnership to the Corporation in exchange for 6,558,081 shares of Common Stock of the Corporation; provided that if after the date of this Agreement and prior to the Effective Time of Merger, the Partnership shall issue any additional Units or shall subdivide, combine or reclassify the Units or enter into any transaction or agreement having a similar impact on the Units, the number of shares of Common Stock to which BCPM shall be entitled in connection with the Transfer shall be adjusted so that in all cases BCPM receives in the Transfer a number of shares of Common Stock equal to 14.9899% of the Common Stock which may be issued by the Corporation in connection with the Transactions (disregarding for these purposes any Preferred Stock which may be issued in connection with the Transactions).

               SECTION 1.2 Closing of the Transfer.  Unless this Agreement shall
                           -----------------------
have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Transfer will take place on the Closing Date (as hereinafter defined) immediately prior to the Closing of the Merger as set forth in Section 3.2.

               SECTION 1.3 Effect of the Transfer.  Upon the closing of the
                           ----------------------
Transfer, the Corporation shall be admitted as a general partner of the Partnership pursuant to the Partnership Agreement and the Delaware Act and immediately following such admission, BCPM shall withdraw as a general partner thereof and upon receipt of the Common Stock described in Section 1.1 BCPM shall thereafter no longer have any rights or liabilities of a partner of the Partnership under the Partnership Agreement or the Delaware Act.



                                  ARTICLE II

                               THE CONTRIBUTION

               SECTION 2.1 The Contribution.  Immediately after the Transfer and
                           ----------------
prior to the Effective Time of the Merger, the Corporation shall contribute the general partner interest in the Partnership acquired from BCPM in connection with the Transfer to BCP GP Inc.

               SECTION 2.2 Closing of the Contribution.  Unless this Agreement
                           ---------------------------
shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Contribution will take place on the Closing Date immediately after the Transfer and immediately prior to the Closing of the Merger as set forth in Section 3.2.

               SECTION 2.3 Effect of the Contribution.  Upon the closing of the
                           -------------------------
Contribution, BCP GP Inc. shall be admitted as a general partner of the Partnership pursuant to the Partnership Agreement and the Delaware Act and, immediately following such admission, the Corporation shall withdraw as a general partner thereof.

                                  ARTICLE III


                                  THE MERGER

               SECTION 3.1 The Merger.  Upon the terms and subject to the
                           ----------
conditions set forth in this Agreement, and in accordance with the Delaware Act, BCP L.P. shall be merged with and into the Partnership at the Effective Time of the Merger. Upon the Effective Time of the Merger, the separate existence of BCP L.P. shall cease, and the Partnership shall continue as the surviving partnership and shall continue under the name "Borden Chemicals and Plastics Limited Partnership."

               SECTION 3.2 Closing.  Unless this Agreement shall have been
                           -------
terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the "Closing")
                                                                      -------
will take place at 10:00 a.m. on the business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices
                                                  ------------
of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

               SECTION 3.3 Effective Time of the Merger.  As soon as practicable
                           ----------------------------
following the satisfaction or waiver of the conditions set forth in Article VIII, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in
                                       ---------------------
accordance with the relevant provisions of the Delaware Act and shall make all other filings or recordings required under the Delaware Act. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as is permissible in accordance with the Delaware Act and as BCP L.P. and the Partnership shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").
                                             ----------------------------

               SECTION 3.4 Effects of the Merger.  The Merger shall have the
                           ---------------------
effects set forth in the applicable provisions of the Delaware Act.

               SECTION 3.5 Partnership Agreement.  The Partnership Agreement of
                           ---------------------
the Partnership, as in effect immediately prior to the Effective Time of the Merger, shall be the Partnership Agreement of the Partnership following the Effective Time of the Merger unless and until amended thereafter in accordance with the terms thereof and applicable law.

                                  ARTICLE IV

           EFFECT OF THE MERGER ON THE PARTNERSHIP INTERESTS OF THE
                             CONSTITUENT ENTITIES

               SECTION 4.1 Effect on Partnership Interest.  As of the Effective
                           ------------------------------
Time of the Merger, by virtue of the Merger and without any action on the part of the Partnership, BCP L.P., any Unitholder or the holder of any limited partner interests in BCP L.P.:

                 (a) Cancellation of Units held by the Partnership. Each Unit
                     ---------------------------------------------
        that is owned by the Partnership or any of its subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no Common Stock, Preferred Stock or other consideration shall be delivered or deliverable in exchange therefor.

                 (b) Exchange of Units of the Partnership. Except as otherwise
                     ------------------------------------
        provided herein and subject to Section 4.3, each issued and outstanding Unit (other than Units cancelled pursuant to Section 4.1(a)) shall be exchanged for the following (the "Merger Consideration"):
                                          --------------------
                        (i) for each such Unit with respect to which an election
               to receive Preferred Stock has been effectively made and not revoked or lost, pursuant to Sections 4.2(c), (d) and (e) ("Electing Units"), that number of shares of Preferred Stock
                 --------------
               equal to the Exchange Ratio (as defined in Section 4.4); and

                       (ii) for each such Unit other than Electing Units, one
               share of Common Stock,

        and in either case, immediately following the Merger the Units shall remain outstanding and be owned in their entirety by the Corporation.

        Notwithstanding the foregoing, the issuance of Preferred Stock in respect of Electing Units pursuant to Section 4.1(b)(i) is subject to at least an aggregate of $75,000,000 liquidation value of Preferred Stock being outstanding immediately after the Effective Time of the Merger. If after giving effect to the number of Electing Units, the amount of Preferred Stock that would be outstanding immediately after the Effective Time of the Merger is less than that amount, all of Units shall be exchanged for Common Stock pursuant to Section 4.1(b)(ii).

                 (c)  Treatment of General Partnership Interest in the
                      ------------------------------------------------
        Partnership. After the Effective Time of the Merger, the general
        -----------
        partner interest in the Partnership shall remain outstanding as the general partner interest of the Partnership.

                 (d)  Cancellation and Retirement of Partnership Interests of
                      -------------------------------------------------------
        BCP L.P. As of the Effective Time of the Merger, the general partner
        --------
        interest and the limited partner
        interest in BCP L.P. issued and outstanding immediately prior to the Effective Time of the Merger shall automatically be cancelled and retired and shall cease to exist.

               SECTION 4.2 Unit Elections.  (a) Each person who on or prior to
                           --------------
the Election Date (as defined in Section 4.2(c)) is a record holder of Units will be entitled, with respect to all or any portion of its Units, to make an unconditional election (a "Preferred Stock Election") on or prior to such
                           ------------------------
Election Date to receive Preferred Stock in respect of its Units on the basis hereinafter set forth.

               (b) Prior to the mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(d)), the Partnership and the Corporation shall jointly appoint a bank or trust company to act as exchange agent (the "Exchange Agent")
                                                               --------------
for the payment of the Merger Consideration.

               (c) The Partnership and the Corporation shall prepare a form of election (the "Form of Election") to be mailed with the Proxy
               ----------------
Statement/Prospectus to the record holders of Units as of the record date for the Unitholders Meeting (as defined in Section 7.1(b)), which Form of Election shall be used by each record holder of Units who wishes to elect to receive Preferred Stock for any or all Units held, subject to the provisions of Section
4.3 hereof, by such holder. The Partnership and the Corporation will use reasonable efforts to make the Form of Election and the Proxy Statement/Prospectus available to all persons who become holders of Units during the period between such record date and the Election Date referred to below. Any such holder's election to receive Preferred Stock shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day next preceding the date of the Unitholders Meeting (the "Election Date"), a Form of Election properly completed
                          -------------
and signed and accompanied by certificates representing the Units to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Partnership (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such guarantee of delivery).

               (d) Any Form of Election may be revoked by the Unitholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by the Partnership and the Corporation that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Units to which such Form of Election relates shall be promptly returned by the Exchange Agent to the Unitholder submitting the same.

               (e) The determination of the Exchange Agent shall be binding as to whether or not elections to receive Preferred Stock have been properly made or revoked pursuant to this Section 4.2 with respect to Units and as to when elections and revocations were received by it. If the Exchange Agent reasonably determines in good faith that any election to receive Preferred

Stock was not properly made with respect to Units, such Units shall be treated by the Exchange Agent as Units which were not Electing Units at the Effective Time of the Merger, and such Units shall be exchanged in the Merger for Common Stock pursuant to Section 4.1(b)(ii). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 4.3, and any such computation shall be conclusive and binding on the holders of Units. The Exchange Agent may, with the mutual written agreement of the Partnership and the Corporation, make such rules as are consistent with this
Section 4.2 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

               SECTION 4.3 Proration.  (a) Notwithstanding anything in this
                           ---------
Agreement to the contrary, the maximum aggregate number of Units to be exchanged for Preferred Stock at the Effective Time of the Merger (the "Preferred Stock
                                                              ---------------
Election Number") shall be equal to the number obtained by dividing 175,000,000
---------------
by the Unit Price.

               (b) If the number of Electing Units exceeds the Preferred Stock Election Number, then each Electing Unit shall be exchanged for shares of Preferred Stock or for shares of Common Stock in accordance with the terms of
Section 4.1(b) in the following manner:

                 (i) A proration factor (the "Preferred Stock Proration Factor")
                                              --------------------------------
        shall be determined by dividing the Preferred Stock Election Number by the total number of Electing Units.

                (ii) The number of Electing Units covered by each Preferred Stock Election to be exchanged for shares of Preferred Stock shall be determined by multiplying the Preferred Stock Proration Factor by the total number of Electing Units covered by such Preferred Stock Election.

               (iii) All Electing Units, other than those to be exchanged for shares of Preferred Stock in accordance with Section 4.3(b)(ii), shall be exchanged for Common Stock (on a consistent basis among unitholders who made the election referred to in Section 4.1(b)(i), pro rata to the number of Units as to which they made such election) as if such Units were not Electing Units in accordance with the terms of Section 4.1(b)(ii).

               (c) If the number of Electing Units is less than the Preferred Stock Election Number, then all Electing Units shall be exchanged for shares of Preferred Stock in accordance with the terms of Section 4.1(b)(i).

               SECTION 4.4 Exchange Ratio Definitions.  (a) "Exchange Ratio"
                           --------------------------        --------------
shall mean the Unit Price divided by $25, rounded to the nearest 1/100,000.

               (b) "Unit Price" shall mean the average of the daily averages of
                    ----------
the high and low prices of the Units on the New York Stock Exchange (the "NYSE")
                                                                          ----
for the thirty consecutive NYSE trading days ending on the second business day prior to the date of the Unitholders Meeting.

               SECTION 4.5 Exchange of Certificates.  (a) Exchange Agent. As of
                           ------------------------       --------------
or as soon as reasonably practicable after the Effective Time of the Merger, the Corporation shall deposit with the Exchange Agent, for the benefit of the holders of Units, for exchange in accordance with this Article IV, the Merger Consideration.

                 (b) Exchange Procedures. As soon as practicable after the
                     -------------------
Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented Units shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Common Stock, if any, and the number of full shares of Preferred Stock, if any, into which the number of Units previously represented by such certificate or certificates surrendered shall have become exchangeable pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time of the Merger, there shall be no further transfer on the records of the Partnership or its transfer agent of certificates representing Units which have become exchangeable, in whole or in part, pursuant to this Agreement into the right to receive Common Stock or Preferred Stock, and if such certificates are presented to the Partnership for transfer, they shall be cancelled against delivery of certificates for Common Stock and Preferred Stock to be received in connection with the Merger. If any certificate for such Common Stock or Preferred Stock is to be issued in a name other than that in which the certificate for Units surrendered for exchange are registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Corporation or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Common Stock or Preferred Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Corporation or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.5(b), each certificate for Units held by a Unitholder (other than the Corporation) shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 4.1. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Common Stock or Preferred Stock.

                 (c) Distributions with Respect to Unexchanged Units. No
                     -----------------------------------------------
dividends or other distributions with respect to Common Stock or Preferred Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate for Units with respect to the shares of Common Stock or Preferred Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.5(e) until the surrender of such certificate in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of Common Stock or Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender or as promptly after the sale of the Excess Shares (as defined in Section 4.5(e)) as practicable, the amount of any cash payable in lieu of a fractional share of Common Stock or Preferred Stock to which such holder is entitled pursuant to Section 4.5(e) and the proportionate amount of any dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Common Stock or Preferred Stock, and (ii) at the appropriate payment date, the proportionate amount of any dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Common Stock or Preferred Stock.

                 (d)  No Further Ownership Rights in Units Exchanged. All shares
                      ----------------------------------------------
of Common Stock and Preferred Stock issued upon the surrender for exchange of certificates representing Units in accordance with the terms of this Article IV (including any cash paid pursuant to Section 4.5(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Units theretofore represented by such certificates.

                 (e) No Fractional Units. Notwithstanding any other provision of
                     -------------------
this Agreement, (i) no certificates or scrip representing fractional shares of Common Stock or Preferred Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Corporation after the Merger; and (ii) each holder of Units exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Common Stock or Preferred Stock (after taking into account all shares of Common Stock or Preferred Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the shares (the "Excess Shares") of Common Stock or Preferred Stock, as applicable, representing
 -------------
such fractions. Such sale shall be made as soon as practicable after the Effective Time of the Merger.

                 (f)  Termination of Exchange Fund. Any portion of the Merger
                      ----------------------------
Consideration deposited with the Exchange Agent pursuant to this Section 4.5 (the "Exchange Fund") which remains undistributed to the holders of the
      -------------
certificates representing Units for six months after the Effective Time of the Merger shall be delivered to the Corporation, upon demand, and any holders of Units prior to the Merger who have not theretofore complied with this Article IV shall thereafter look only to the Corporation and only as general creditors thereof for payment of their claim for Common Stock, if any, Preferred Stock, if any, any cash in lieu of fractional shares of Common Stock and Preferred Stock and any dividends or distributions with respect to Common Stock or Preferred Stock to which such holders may be entitled.

                 (g)  No Liability. None of the Partnership, BCPM or the
                      ------------
Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Common Stock or Preferred Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Units shall not have been surrendered prior to one year after the Effective Time of the Merger (or immediately prior to such earlier date on which any cash in lieu of fractional shares of Common Stock or Preferred Stock or any dividends or distributions with respect to Common Stock or Preferred Stock in respect of such certificate would otherwise escheat to or become the property of any governmental entity), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                 (h) Investment of Exchange Fund. The Exchange Agent shall
                     ---------------------------
invest any cash included in the Exchange Fund, as directed by the Corporation. Any interest and other income resulting from such investments shall be paid to the Corporation.



                                   ARTICLE V


                               THE BCPOP EXCHANGE

               SECTION 5.1 The BCPOP Exchange.  (a) Immediately after the
                           ------------------
Effective Time of the Merger, (i) the limited partner interest in BCPOP held by the Partnership immediately prior to the BCPOP Exchange shall be exchanged for a general partner interest in BCPOP constituting a 98.9899% interest in each item of income, gain, loss, deduction or credit (calculated as set forth in the BCPOP Partnership Agreement) of BCPOP subject to the terms of the BCPOP Partnership Agreement and the Delaware Act and (ii) the general partner interest in BCPOP held by BCPM immediately prior to the BCPOP Exchange shall be exchanged for a special limited partner interest in BCPOP (the "BCPOP LP
                                                                    --------
Interest") constituting a 1.0101% interest in each item of income, gain, loss,
--------
deduction or credit (calculated as set forth in the BCPOP Partnership Agreement) of BCPOP subject to the terms of the BCPOP Partnership Agreement, the Delaware Act and the provisions of Sections 5.1(b) and (c) of this Agreement.

                 (b) The exchange by BCPM of the general partner interest in BCPOP for a special limited partner interest in BCPOP shall be structured so that it does not result in a deemed distribution to BCPM in excess of its tax basis in BCPOP. In addition, from and after the Effective Time of the Merger, so long as the BCPOP LP Interest is held in whole or in part by BCPM or its affiliates, the Partnership and BCPOP shall not make and shall not permit to be made any adjustment, amendment or modification to the BCPOP LP Interest or take any other action that would result in a deemed distribution to BCPM in excess of its tax basis in BCPOP without the prior written consent of BCPM (which may be given or withheld in BCPM's sole discretion).

                 (c) The BCPOP LP Interest shall be transferable in whole or in part by BCPM to its affiliates and shall be exchangeable in whole or in part at any time at the option of the holder thereof into 441,919 shares of Common Stock of the Corporation. The number of shares of Common Stock into which the BCPOP LP Interest shall be exchangeable shall be adjusted in the event of any dividend on the Common Stock in the form of Common Stock or any subdivision, combination or reclassification of the Common Stock or any exchange or conversion of the Common Stock into Common Stock, other securities of the Corporation or securities of any other entity or any event having a similar impact on the Common Stock so that the holder of the BCPOP LP Interest will be entitled after the occurrence of any such event to receive the aggregate number of shares of Common Stock or other securities which, if such BCPOP LP Interest had been converted into Common Stock immediately prior to such event, the holder would have owned upon such conversion and been entitled to receive by virtue of such distribution, subdivision, combination, reclassification, exchange or conversion. BCPM and the Corporation shall, if BCPM so requests, enter into a more detailed exchange and anti-dilution agreement to effectuate the provisions of the preceding sentences. The Corporation shall at all times have authorized and available for issuance the number of shares of Common Stock or other securities into which the BCPOP LP Interest shall be exchangeable.

                 (d) Upon the closing of the BCPOP Exchange, the BCPOP Partnership Agreement shall be amended, and each of the parties shall enter into such other agreements as are deemed necessary or advisable by counsel to BCPM, to effectuate the provisions of this Article V.

               SECTION 5.2 Closing of the BCPOP Exchange. Unless this Agreement
                           -----------------------------
shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the BCPOP Exchange will take place on the Closing Date immediately after the Closing of the Merger as set forth in Section 3.2.

               SECTION 5.3 Effect of the BCPOP Exchange.  Upon the closing of
                           -----------------------------
the BCPOP Exchange, the Partnership shall be admitted as a general partner of BCPOP and shall withdraw as a limited partner thereof and, similtaneously therewith, BCPM shall be admitted as a special limited partner of BCPOP and shall withdraw as a general partner thereof.



                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

               SECTION 6.1 Representations and Warranties of the Partnership and
                           -----------------------------------------------------
BCPOP. Each of the Partnership and BCPOP represents and warrants to the other
-----
parties hereto that:

                 (a) Organization and Good Standing of the Partnership and
                     -----------------------------------------------------
        BCPOP. Each of the Partnership and BCPOP is a limited partnership duly
        -----
        formed, validly existing and in good standing under the laws of the State of Delaware.

                 (b) Capitalization. The sole general partner of the Partnership
                     --------------
        is BCPM and there are issued and outstanding 36,750,000 Units of the Partnership. The sole general partner of BCPOP is BCPM and the sole limited partner of BCPOP is the Partnership.

               Other than the Rights under the Rights Agreement dated as of April 8, 1997 between the Partnership and Harris Trust and Savings Bank (the "Rights Agreement"), which Rights by their terms expire immediately
              ----------------
        prior to the Effective Time of the Merger, there are no outstanding options, warrants or other agreements or commitments to which either the Partnership or BCPOP is a party or by which it is bound providing for the issuance of any additional securities of the Partnership or BCPOP.

                 (c) Authorization. The execution, delivery and performance of
                     -------------
        this Agreement have been duly and validly authorized by all necessary partnership action on the part of the Partnership and BCPOP other than the approval of the Transactions by the required vote of the Unitholders. This Agreement has been duly executed and delivered by the Partnership and BCPOP and is enforceable against the Partnership and BCPOP, respectively, in accordance with its terms.

                 (d)  Registration Statement; Other Information. The
                      -----------------------------------------
        Registration Statement on Form S-4 (the "Registration Statement") to be
                                                 ----------------------
        filed with the Securities and Exchange Commission (the "SEC"), including
                                                                ---
        the Proxy Statement/Prospectus to be mailed to Unitholders in connection therewith (the "Proxy Statement/Prospectus"), and all other filings with
                        --------------------------
        the SEC by or on behalf of the Partnership or BCPOP pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the
                                                 --------------
        Securities Exchange Act of 1934, as amended (the "Exchange Act") in
                                                          ------------
        connection with the Transactions will comply in all material respects with the Securities Act and the Exchange Act, as the case may be, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 (e)  Consents and Approvals; No Violation. Neither the
                      ------------------------------------
        execution and delivery of this Agreement by the Partnership and BCPOP nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Partnership Agreement or the BCPOP Partnership Agreement; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any government or regulatory authority or body, except
        (A) pursuant to the Securities Act and the Exchange Act or the rules and requirements of any national securities exchange or the National Association of Securities Dealers, Inc., (B) the filing of (1) amendments or amendments and restatements of the certificate of limited partnership of each of the Partnership and BCPOP, and (2) the Certificate of Merger, pursuant to the Delaware Act, (C) filings under state securities laws or in connection with maintaining the good standing and qualification of the Corporation following the Effective Time, (D) filing of any premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR
                                                                           ---
        filings"), if any or (E) where the failure to obtain such consent,
        -------
        approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on the Partnership or BCPOP; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Partnership or BCPOP is a party or by which the Partnership or BCPOP or any of their respective assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) which in the aggregate would not have a material adverse effect on the Partnership or BCPOP; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to the Partnership or BCPOP or any of their respective properties or businesses, except for violations (other than of orders, writs, injunctions or decrees) which would not in the aggregate have a material adverse effect on the Partnership or BCPOP.

               SECTOPM 6.2 Representations and Warranties of BCPM.  BCPM
                           --------------------------------------
represents and warrants to the other parties hereto that:

               (a) Organization and Good Standing. BCPM is a corporation duly
                   ------------------------------
        organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) Authorization. The execution, delivery and performance of
                   -------------
        this Agreement have been duly and validly authorized by all necessary corporate action of BCPM. This Agreement has been duly executed and delivered by BCPM.

               (c)  Consents and Approvals; No Violation. Neither the execution
                    ------------------------------------
        and delivery of this Agreement by BCPM nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the charter and by-laws of BCPM or the Partnership Agreement; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (A) pursuant to the Securities Act and the Exchange Act or the rules and requirements of any national securities exchange or the National Association of Securities Dealers, Inc., (B) the filing of a (1) amendments or amendments and restatements of the certificate of limited partnershihp of each of the Partnership and BCPOP and (2) the Certificate of Merger pursuant to the Delaware Act, (C) filings under state securities laws or in connection with maintaining the good standing and qualification of the Corporation following the Effective Time, (D) HSR filings, if any or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on BCPM; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which BCPM is a party or by which it or any of its assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) which in the aggregate would not have a material adverse effect on BCPM; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to BCPM or any of its properties or businesses, except for violations (other than of orders, writs, injunctions or decrees) which would not in the aggregate have a material adverse effect on BCPM.

                 (d)  Ownership of Partnership Interests: Title. BCPM is the
                      -----------------------------------------
        owner of record and the beneficial owner of the general partnership interests in the Partnership and BCPOP (the "GP Interests") as disclosed
                                                     ------------
        in the Registration Statement. BCPM has not received any notice of any adverse claim to the ownership of any such GP Interests. On the Closing Date, BCPM shall have good and transferable title to the GP Interests, free and clear of all liens.

               SECTION 6.3 Representations and Warranties of the Corporation.
                           -------------------------------------------------
The Corporation represents and warrants to the other parties that:

                 (a) Organization and Good Standing of the Corporation, BCP GP
                     ---------------------------------------------------------
        Inc. and BCP L.P.. Each of the Corporation, BCP GP Inc. and BCP L.P. is
        -----------------
        duly organized or formed as the case may be validly existing and in good standing under the laws of the State of Delaware.

                 (b) Capitalization. As of the date hereof, the authorized
                     --------------
        capital stock of the Corporation consists of 1,000 shares of Common Stock, par value $.01 per share, all of which are currently issued and outstanding and owned by BCPM. The authorized capital stock of BCP GP Inc. consists of 1,000 shares of Common Stock, par value $.01 per share, all of which are issued and outstanding and owned by the Corporation. The sole general partner of BCP L.P. is BCP GP Inc. and the sole limited partner of BCP L.P. is the Corporation.

               Except as otherwise set forth in this Agreement, there are no outstanding options, warrants or other agreements or commitments to which any of the Corporation, BCP GP Inc. or BCP L.P. is a party or by which any of them is bound providing for the issuance of any additional securities of the Corporation, BCP GP Inc. or BCP L.P.

                 (c)  Authorization. The execution, delivery and performance of
                      -------------
        this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Corporation and BCP GP Inc. and all necessary partnership action on the part of BCP L.P. This Agreement has been duly executed and delivered by the Corporation, BCP GP Inc. and BCP L.P. and is enforceable against each of them in accordance with its terms.

                 (d)  Registration Statement; Other Information. The
                      -----------------------------------------
        Registration Statement to be filed with the SEC, including the Proxy
        Statement/Prospectus, and all other filings with the SEC by or on behalf of the Corporation, BCP GP Inc. and BCP L.P. pursuant to the Securities Act and the Exchange Act in connection with the Transactions will comply in all material respects with the Securities Act and the Exchange Act, as the case may be, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 (e)  Consents and Approvals; No Violation. Neither the
                      ------------------------------------
        execution and delivery of this Agreement by the Corporation, BCP GP Inc. or BCP L.P. nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the charter or by-laws of the Corporation or BCP GP Inc. or the Partnership Agreement of BCP L.P.; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (A) pursuant to the Securities Act and the Exchange Act or the rules and requirements of any national securities exchange or the National Association of Securities Dealers, Inc., (B) the filing of a (1) amendments or amendments and restatements of the certificate of limited partnership of each of the Partnership and BCPOP, and (2) the Certificate of Merger, pursuant to the Delaware Act,
        (C) filings under state securities laws or in connection with maintaining the good standing and qualification of the Corporation, BCP GP Inc. and BCP L.P. following the Effective Time, (D) HSR filings, if any, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on the Corporation and its subsidiaries taken as a whole; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which any of the Corporation, BCP GP Inc. or BCP L.P. is a party or by which they or any of their assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) which in the aggregate would not have a material adverse effect on the Corporation and its subsidiaries taken as a whole; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to the Corporation, BCP GP Inc. or BCP L.P. or any of their properties or businesses, except for violations (other than of orders, writs, injunctions or decrees) which would not in the aggregate have a material adverse effect on the Corporation and its subsidiaries taken as a whole.



                                  ARTICLE VII


                      ADDITIONAL COVENANTS AND AGREEMENTS


               SECTION 7.1 Preparation of the Registration Statement; Unitholder
                           -----------------------------------------------------
Meeting. (a) Promptly following the date of this Agreement, the Partnership and
-------
the Corporation shall prepare the Proxy Statement/Prospectus and shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of the Partnership and the Corporation shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Partnership and the Corporation will use their reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Unitholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Partnership and the Corporation shall also take any action required to be taken under any applicable state securities laws in connection with the registration and qualification of the Preferred Stock and the Common Stock.

                 (b) The Partnership will, as promptly as practicable following the date of this Agreement duly call, give notice of, convene and hold a meeting of its Unitholders (the "Unitholders Meeting") for the purpose of approving this
                         -------------------
Agreement, each of the Transactions and the other transactions contemplated by this Agreement, including without limitation, any related amendments to the Partnership Agreement and the BCPOP Partnership Agreement and the withdrawal of BCPM as the general partner of each of the Partnership and BCPOP, to the extent required by the Delaware Act, the Partnership Agreement and the BCPOP Partnership Agreement. The Partnership will use its reasonable best efforts to hold such meeting as soon as practicable after the date hereof.

               SECTION 7.2 Employees; Benefits.  The parties hereto will enter
                           -------------------
into, and will use their reasonable best efforts to cause Borden Inc. to enter into, an agreement on or prior to the Closing Date providing for (a) the transfer to the Corporation of certain employees of Borden, Inc. and its subsidiaries subject to the Corporation providing for a period of one year after the transfer (i) compensation and benefits comparable in the aggregate to the employees to that enjoyed by them immediately prior to the transfer and (ii) severance benefits on termination of an employee through no fault of the employee equal to those Borden, Inc. provides immediately prior to the transfer and (b) the participation in and allocation of liabilities and obligations under all employee compensation and benefit plans, programs, policies, agreements and arrangements (including, without limitation, (i) "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and (ii) equity-based arrangements) covering those individuals to be employed by the Corporation immediately after the Merger as well as those individuals formerly employed in respect of the business of the Partnership and BCPOP or on leave therefrom.

               SECTION 7.3 Affiliates.  Prior to the Closing Date BCPM shall
                           ----------
deliver to the Corporation a letter identifying all persons who are, at the time the Transactions are submitted for approval to the Unitholders, "affiliates" of the Partnership for purposes of Rule 145 under the Securities Act. BCPM shall use its reasonable best efforts to cause each such person to deliver to the Corporation on or prior to the Closing Date executed affiliates' letters in customary form.

               SECTION 7.4 Fees and Expenses.  Whether or not any of the
                           -----------------
Transactions are consummated, all costs and expenses incurred by or on behalf of the Partnership in connection with this Agreement, the Transactions and the other transactions contemplated hereby shall be paid by the Partnership.

               SECTION 7.5 Stock Exchange Listing.  The Corporation shall use
                           ----------------------
its reasonable best efforts to cause the Preferred Stock and Common Stock to be issued in connection with the Transactions to be approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, prior
                          ----
to the Closing Date. The Partnership shall use its reasonable best efforts to delist the Units from the NYSE at or immediately after the Effective Time of the Merger.

               SECTION 7.6 Certificate of Incorporation and By-laws of the
                           -----------------------------------------------
Corporation. The certificate of incorporation and by-laws of the Corporation at
-----------
the Effective Time of the Merger shall be the certificate of incorporation and by-laws of the Corporation thereafter until amended or modified in accordance with their terms and applicable law.

               SECTION 7.7 Directors and Officers of the Corporation.  The
                           -----------------------------------------
directors and officers of the Corporation at the Effective Time of the Merger shall be the directors and officers of the Corporation following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. At the Effective Time of the Merger, the directors of the Corporation will be identical to the directors of BCPM, and the directors of the Corporation initially shall be divided among the three classes of directors of the Corporation in the manner determined by the Corporation.

               SECTION 7.8 Indemnification. (a) To the fullest extent permitted
                           ---------------
by applicable law, the Partnership and, from and after the Effective Time of the Merger, the Corporation agrees to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time of the Merger, an officer, director, partner, shareholder, agent or fiduciary of the Partnership, BCPOP, BCPM, the Corporation, BCP GP Inc. or BCP L.P. or an affiliate of any such persons (collectively, the "Indemnified Parties") against all losses, claims, damages,
                    -------------------
costs, expenses, liabilities or judgments, or amounts arising out of or in connection with, any claim, action, suit, proceeding or investigation (a "Proceeding") based in whole or in part on such Indemnified Party acting in such
 ----------
capacity or on this Agreement, the Transactions or the other transactions contemplated by this Agreement, whether pertaining to any matter existing or occurring at or prior to the Effective Time of the Merger and whether asserted or claimed prior to, or at or after, the Effective Time of the Merger ("Indemnified Liabilities");
  -----------------------
and the Partnership and, after the Effective Time of the Merger, the Corporation will pay or reimburse expenses of any such Proceeding to each Indemnified Party as incurred. Without limiting the foregoing, in the event any such Proceeding is brought against any Indemnified Party (whether arising before or after the Effective Time of the Merger), (i) the Indemnified Parties may retain counsel satisfactory to them, (ii) the Partnership and, after the Effective Time of the Merger, the Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Partnership and, after the Effective Time of the Merger, the Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Partnership nor the Corporation shall be liable for any settlement of any claim effected without its written consent (which shall not be unreasonably withheld). Any Indemnified Party claiming indemnification under this Section 7.8(a), shall promptly notify the Partnership and, after the Effective Time of the Merger, the Corporation of any Proceeding (but the failure so to notify the Partnership or the Corporation, as the case may be, shall not relieve the Partnership or the Corporation from any liability which it may have under this Section 7.8(a) except to the extent such failure materially prejudices the indemnifying party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                 (b) To the fullest extent permitted by applicable law the Corporation agrees to indemnify, defend and hold harmless BCPM and its officers, directors, shareholder, agents and affiliates (the "BCPM Indemnitees") against
                                                    ----------------
all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts arising out of or in connection with, any claim, action, suit, proceeding or investigation (a "BCPM Proceeding") based in whole or in part on
                                ---------------
BCPM acting as the general partner of the Partnership and BCPOP prior to the Transfer and the other Transactions contemplated by this Agreement, whether pertaining to any matter existing or occurring at or prior to the Effective Time of the Merger and whether asserted or claimed prior to, or at or after, the Effective Time of the Merger ("BCPM Indemnified Liabilities"); and the
                               ----------------------------
Corporation will pay or reimburse expenses of any such BCPM Proceeding to each BCPM Indemnitee as incurred. Without limiting the foregoing, in the event any such BCPM Proceeding is brought against any BCPM Indemnitee (whether arising before or after the Effective Time of the Merger), (i) the BCPM Indemnitees may retain counsel satisfactory to them, (ii) the Corporation shall pay all reasonable fees and expenses of such counsel for the BCPM Indemnitees promptly as statements therefor are received, and (iii) the Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Corporation shall not be liable for any settlement of any claim effected without its written consent (which shall not be unreasonably withheld). Any BCPM Indemnitee claiming indemnification under this Section 7.8(c), shall promptly notify the Corporation of any BCPM Proceeding (but the failure so to notify the Corporation shall not relieve the Corporation from any liability which it may have under this Section 7.8(c) except to the extent such failure materially prejudices the Corporation). The BCPM Indemnitees as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more BCPM Indemnitees.

                 (c) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, each BCPM Indemnitee and their respective heirs, representatives, successors and assigns.


                                 ARTICLE VIII

                         CONDITIONS TO THE TRANSACTIONS

               SECTION 8.1 Conditions to Each Party's Obligation to Effect the
                           ---------------------------------------------------
 Transactions. The respective obligations of the parties to effect the
 ------------
 Transactions shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

                 (a) Representations and Warranties; Performance. The
                     -------------------------------------------
        representations and warranties of each of the other parties contained herein shall be true and correct in all material respects on the Closing Date with the same effect as though made at such time, except for those representations and warranties given at or as of a certain date which shall be true and correct in all material respects at or as of such date. Each of the other parties shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                 (b) Litigation. No temporary restraining order, preliminary or
                     ----------
        permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the Transactions shall be in effect, and there shall not be pending by any governmental entity or by any other person any suit, action or proceeding which has a reasonable likelihood, in the opinion of Simpson Thacher & Bartlett, of success challenging or seeking to restrain or prohibit the consummation of any of the Transactions or any of the other transactions contemplated by this Agreement or seeking to obtain from BCPM, the Partnership, the Corporation or any of their affiliates any damages that are material to any such party,

                 (c) Unitholder Approval. The Transactions shall have been
                     -------------------
        approved and adopted at the Unitholders Meeting by Unitholders (other than affiliates of BCPM) who are record holders of more than 50% of the outstanding Units.

                 (d) Regulatory Approval. All authorizations, consents and
                     -------------------
        permits required to execute and perform this Agreement and the Transactions shall have been obtained and be in full force and effect and any required statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, except those the failure to obtain would not have a material adverse effect on the parties or their ability to consummate the Transactions.

                 (e) Registration Statement. The Registration Statement shall
                     ----------------------
        have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                 (f) Blue Sky Compliance. The Corporation shall have complied
                     -------------------
        with all material requirements of state securities or "blue sky" laws with respect to the issuance of the Preferred Stock and the Common Stock in connection with the Transactions.

                 (g) NYSE Listing. The Preferred Stock and the Common Stock to
                     ------------
        be issued in connection with the Transactions shall have been approved for listing on the NYSE subject to official notice of issuance.

                 (h) Special Approval. The Board of Directors of BCPM shall not
                     ----------------
        have withdrawn its Special Approval of the Transactions.

                 (i) Fairness Opinion. The fairness opinion delivered to the
                     ----------------
        Board of Directors of BCPM by Wasserstein Perella & Co., Inc. and included as an exhibit to the Proxy Statement/Prospectus shall not have been rescinded or modified in any respect materially adverse to the Unitholders on or prior to the Closing Date.

                 (j) Refinancing of BCPOP Notes. The outstanding 9 1/2% Notes
                     ---------------------------
        due 2005 of BCPOP shall have been refinanced on terms acceptable to the Partnership, BCPOP and the Corporation and consistent with the transactions contemplated by this Agreement.

                 (k) Amendment to BCPOP Partnership Agreement. The BCPOP
                     ----------------------------------------
        Partnership Agreement shall have been amended as set forth in Section 5.1(d).

                 (l) Employee Benefits. The parties hereto and Borden, Inc.
                     -----------------
        shall have entered into the agreement referred to in Section 7.2.

                 (m)  Affiliate Letters. The Corporation shall have received the
                      -----------------
        letters referred to in Section 7.3.

                 (n) Certificate of Incorporation and By-laws of the
                     -----------------------------------------------
        Corporation. The certificate of incorporation of the Corporation shall
        -----------
        have been amended in order to authorize the number of shares of Common Stock and to authorize the number of shares and establish the terms of the Preferred Stock to be issued in connection with the Transactions and shall also have been amended to include, without limitation, provisions that (i) permit its board of directors to adopt, amend or repeal by-laws, (ii) authorize the issuance of preferred stock having such voting powers, designations, preferences, rights, qualifications or other restrictions as may be stated or expressed in a resolution or resolutions of the board of directors of the Corporation pursuant to
        Section 151 of the Delaware General Corporation Law (the "DGCL"), (iii)
                                                                  ----
        require a classified board of directors with three classes of directors pursuant to Section 141 of the DGCL, (iv) limit directors liability to the fullest extent permitted under applicable law, (v) fix the minimum and maximum number of directors, (vi) permit vacancies on the board of directors to be filled only by persons designated by a majority of the remaining directors, (vii) eliminate to the greatest extent permitted by applicable law the ability of shareholders to call special meetings,
        (viii) prohibit action by shareholders by written consent, (ix) require the approval of 66 2/3% of the Common Stock voted at a meeting of shareholders to approve a merger, a sale of substantially all of the assets of the Corporation or a similar transaction and (x) require the approval of 66 2/3% of the Common Stock voted at a meeting of shareholders to amend or repeal the provisions of the certificate of incorporation listed in items (ix) and (x). The by-laws of the Corporation shall have been amended to include, without limitation, provisions that (i) fix the minimum and maximum number of directors and permit the board of directors to determine the actual number of directors within those limits, (ii) permit vacancies on the board of directors to be filled by the other directors, (iii) limit the ability of shareholders to call special meetings, (iv) permit the board of directors to change the date of the annual meeting of shareholders,
        (v) require advance notice of nominations of persons for election to the board of directors (other than those proposed by the board of directors) and (vi) require advance notice of shareholder proposals of business to be considered at meetings of the shareholders.

                 (o)  Shareholder Rights Plan. The Corporation shall have
                      -----------------------
        entered into a shareholder rights agreement providing the holders of the Common Stock of the Corporation with rights which are substantially equivalent (to the extent practicable) to the Rights held by Unitholders under the Rights Agreement; provided that the exercise price of the rights to be issued thereunder shall be set at the time of the adoption of such agreement and may be different from the exercise price set forth in the Rights Agreement. Such shareholder rights agreement shall provide that no holder of Common Stock at the Effective Time of the Merger shall be an "acquiring person" or otherwise trigger the distribution or exercise of any rights or other securities under such agreement because of its ownership of Common Stock at such time or in connection with its receipt of any additional Common Stock in connection with the Transactions.

                 (p)  Registration Rights Agreement. BCPM and the Corporation
                      -----------------------------
        shall have entered into a registration rights agreement relating to the Common Stock of the Corporation held from time to time by BCPM and its affiliates substantially in the form of Exhibit II hereto.

                 (q)  Supply and Processing Agreements. BCPOP and Borden, Inc.
                      --------------------------------
        shall have entered into amendments to (i) the PVC Purchase Agreement,
        (ii) the Ammonia Purchase Agreement, (iii) the Urea Purchase Agreement,
        (iv) the Methanol Purchase Agreement, (v) the Formaldehyde Processing Agreement and (vi) the Urea-Formaldehyde Processing Agreement, in each case between BCPOP and Borden and dated as of November 30, 1987, as amended (collectively, the "Supply and Processing Agreements")
                                    --------------------------------
        providing, inter alia, that the term of each such agreement shall be extended to November 30, 2007 and that each such agreement may be terminated in the sole discretion of Borden, Inc. if at any time a person or entity unaffiliated with Borden, Inc. acquires a majority of the outstanding Common Stock or voting rights of the Corporation or controls a majority of its board of directors. The amendments shall also make such other changes to the Supply and Processing Agreements as are necessary or advisable to make them consistent with the terms of the transactions contemplated by this Agreement.

                 (r) Trademark License Agreement. The Partnership, BCPOP and
                     ---------------------------
        Borden, Inc. shall have entered into an amendment to the Trademark License Agreement, dated as of

        November 30, 1987 (the "Trademark License Agreement") providing, inter
                                ---------------------------
        alia, that the Partnership, BCPOP and the Corporation shall be entitled to continue using the trademarks, trade names and other names referred to therein (including, without limitation, "Borden Chemicals and Plastics") pursuant to the terms of the Trademark License Agreement until the earlier of November 30, 2007 or the time at which any person or entity unaffiliated with Borden, Inc. acquires a majority of the outstanding Common Stock or voting rights of the Corporation or controls a majority of its board of directors. The amendment shall also make such other changes to the Trademark License Agreement as are necessary or advisable in order to make the Trademark License Agreement consistent with the terms of the transactions contemplated by this Agreement.

                 (s)  Patent and Know-How Agreement. The Partnership, BCPOP and
                      -----------------------------
        Borden, Inc. shall have entered into an amendment effecting such changes to the Patent and Know-How Agreement, dated as of November 30, 1987 (the "Patent and Know-How Agreement"), if any, as are necessary or advisable
         -----------------------------
        in order to make the Patent and Know-How Agreement consistent with the terms of the transactions contemplated by this Agreement.

                 (t)  Deposit Agreement. The Partnership, BCPM, Borden, Inc. and
                      -----------------
        Harris Trust and Savings Bank (as successor depositary, the "Depositary") shall have entered into an amendment effecting such
         ----------
        changes to the Amended and Restated Deposit Agreement, dated as of December 15, 1988 (the "Deposit Agreement"), if any, as are necessary or
                                -----------------
        advisable in order to make the Deposit Agreement consistent with the terms of the transactions contemplated by this Agreement, including, without limitation, such changes as are necessary to ensure that shares of Common Stock issued to the Depositary in exchange for Units are distributed to the beneficial owners of such Units held by the Depositary under the Deposit Agreement.

                 (u)  Changes in Applicable law. There shall have been no
                      -------------------------
        material change, in effect or pending, in applicable law, including with respect to the tax consequences of the Transactions to the Unitholders, the Partnership, BCPOP, BCPM, the Corporation or the shareholders of the Corporation.

                 (v)  Other Documentation. The parties hereto shall have entered
                      -------------------
        into such other arrangements and agreements in connection with the Transactions and the other transactions contemplated by this Agreement as they deem necessary or advisable.



                                  ARTICLE IX

                          TERMINATION AND ABANDONMENT

               SECTION 9.1  Terminiation and Abandonment. This Agreement may be
                            ----------------------------
terminated and the Transactions may be abandoned at any time prior to the Effective Time of the Merger, whether before or after approval by the Unitholders, at the discretion of BCPM.

               SECTION 9.2 Amendment.  This Agreement may not be amended except
                           ---------
by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Transactions by the Unitholders, no amendment may be made which decreases the amount or changes the type of Merger Consideration to which the Unitholders are entitled under this Agreement or otherwise materially adversely affects the rights of the Unitholders without the further approval of the Unitholders.

               SECTION 9.3 Waiver.  Any time prior to the Effective Time of the
                           ------
Merger, whether before or after the Unitholders Meeting, any party hereto may waive compliance with any of the agreements of any other party or with any conditions to the obligations of such party; provided, however, that after approval of the Transactions by the Unitholders, no waiver may be given which materially adversely affects the rights of the Unitholders without the further approval of the Unitholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                   ARTICLE X


                                 MISCELLANEOUS

               SECTION 10.1 Notices.  Any notices or other communications
                            -------
required or permitted hereunder shall be sufficiently given if sent by telecopy or facsimile transmission (with hard copy to follow), registered or certified mail, postage prepaid, or Federal Express or similar overnight delivery services addressed, in the case of all parties at:

                               Borden Chemicals and Plastics Limited Partnership c/o BCP Management, Inc.
                               180 East Broad Street
                               Columbus, Ohio 43215-3799
                               Attention:  General Counsel and Secretary
                               Facsimile No.: (614) 225-4238

with required copies to:       Simpson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, NY  10017
                               Attention:  David J. Sorkin, Esq.
                               Facsimile No.:  (212) 455-2502

or such other address as shall be furnished in writing by any party to the others prior to the giving of the applicable notice or communication.

               SECTION 10.2 Further Assurances.  Upon the terms and subject to
                            ------------------
the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the

Merger and the other Transactions contemplated by this Agreement and to satisfy the conditions to this Agreement. The parties will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the Transactions contemplated by this Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

               SECTION 10.3 No Rights, Etc. Nothing in this Agreement express or
                            --------------
implied is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

               SECTION 10.4 Entire Agreement.  This Agreement constitutes the
                            ----------------
entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

               SECTION 10.5 Governing Law. This Agreement shall be governed by
                            -------------
and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

               SECTION 10.6 Headings. The headings herein are for convenience of
                            --------
reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

               SECTION 10.7 Counterparts. This Agreement may be executed in two
                            ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile copies of the signature pages hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Conversion to be duly executed as of the date first written above.

                               BORDEN CHEMICALS AND PLASTICS LIMITED PARTNERSHIP

                               By: BCP Management, Inc.,
                                   its General Partner

                               By: /s/Joseph Saggese
                                  ------------------------------
                                   Name: Joseph Saggese
                                   Title: Chief Financial Officer

                                   BORDEN CHEMICAL AND PLASTICS
                                   OPERATING LIMITED PARTNERSHIP

                                   By: BCP Management, Inc.,
                                       its General Partner

                                   By: /s/Joseph Saggese
                                      ------------------------------
                                      Name:  Joseph Saggese
                                      Title: Chief Executive Officer

                                   BCP MANAGEMENT, INC.

                                   By: /s/Joseph Saggese
                                      ------------------------------
                                      Name: Joseph Saggese
                                      Title: Chief Executive Officer

                                    BCP CHEMICALS AND PLASTICS INC.

                                    By: /s/James O. Stevning
                                       ------------------------------
                                       Name:  James O. Stevning
                                       Title: Chief Financial Officer

                                    BCP CHEMICALS AND PLASTICS GP INC.

                                    By: /s/James O. Stevning
                                        ------------------------------
                                        Name:  James O. Stevning
                                        Title: Chief Financial Officer

                                    BCP CHEMICALS AND PLASTICS L.P.

                                    By:  BCP Chemical and Plastics GP Inc., its
                                         General Partner

                                    By: /s/James O. Stevning
                                      ------------------------------
                                       Name:  James O. Stevning
                                       Title: Chief Financial Officer

                                                                       Exhibit I
                                                                       ---------


                      PREFERRED STOCK SUMMARY TERM SHEET

The following summarizes the material terms of the PREFERRED STOCK:

TYPE OF SECURITY:                    Cumulative Exchangeable Preferred Stock,
                                     par value $.01 per share ("CEPS")
                                                                ----

AMOUNT:                              $175 million

LIQUIDATION VALUE:                   $25 per share

DIVIDENDS:                           $2.38 per annum (9 1/2% per annum), payable
                                     quarterly

TERM:                                Perpetual

OPTIONAL                             Redeemable in whole or in part after year 5
REDEMPTION:                          at 104.75% of par (declining ratably to
                                     100% of par after year 9) plus any accrued and unpaid dividends; provided that if redeemed in part, at least $75 million of the preferred stock must remain outstanding

VOTING RIGHTS:                       None. In the event that 6 quarterly
                                     dividend payments on the preferred stock are in arrears, the holders will be entitled to elect 2 additional directors to the Corporation's board until all arrearages have been paid

EXCHANGE PROVISIONS:                 Exchangeable into the Exchange Notes
                                     described below (on the basis of $1 of
                                     Exchange Notes for each $1 of liquidation value of the CEPS) at the Corporation's option, in whole or in part, on any dividend payment date after year 2;
                                     provided that if exchanged in part, at
                                     least $75 million of the preferred stock must remain outstanding

RANKING: With respect to dividend rights and liquidation, senior to all classes of common and junior to all other classes of preferred stock outstanding at the date of issue

The following summarizes the material terms of the EXCHANGE NOTES:

TYPE OF SECURITY:                    Unsecured Subordinated Notes

COUPON:                              9 1/2% per annum

MATURITY DATE:                       12 years from the issue date of the CEPS

INTEREST PAYMENTS:                   Quarterly in arrears

OPTIONAL                             Redeemable at the Corporation's option, in
REDEMPTION:                          whole or in part, at any time after 5 years
                                     from the issue date of the CEPS at 104.75%
                                     of par (declining to 100% of par after 9 years from the issue date of the CEPS) plus accrued and unpaid interest; provided that if redeemed in part, at least $75 million of the notes must remain outstanding

RANKING:                             Subordinated to all existing and future
                                     senior debt of the Corporation

COVENANTS:                           Limitations on liens and inclusion of
                                     successor provisions with respect to
                                     mergers or sales of substantially all
                                     assets

                                                                      Exhibit II
                                                                      ----------

                          REGISTRATION RIGHTS AGREEMENT

               REGISTRATION RIGHTS AGREEMENT, dated as of _______ __, 1997 (this "Agreement") between BCP Chemicals and Plastics Inc., a Delaware corporation
 ---------
(the "Corporation") and BCP Management, Inc., a Delaware corporation ("BCPM").
      -----------                                                      ----

                              W I T N E S S E T H :
                              - - - - - - - - - -

               WHEREAS, the Corporation and BCPM are parties to an Agreement and Plan of Conversion dated as of April 8, 1997 among the Corporation, BCPM, Borden Chemicals and Plastics Limited Partnership (the "Partnership"), Borden Chemicals
                                                 -----------
and Plastics Operating Limited Partnership, BCP Chemicals and Plastics GP Inc. and BCP Chemicals and Plastics L.P. (the "Agreement and Plan of Conversion")
                                          --------------------------------
pursuant to which, inter alia, the partnership interests in the Partnership will be exchanged for shares of Common Stock and Preferred Stock of the Corporation;

               WHEREAS, it is a condition to the closing of the Transactions under the Agreement and Plan of Conversion that the Corporation and BCPM shall have entered into this Agreement;

               WHEREAS, the Corporation has agreed to provide certain registration rights to BCPM as set forth herein.

               NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

               SECTION 1. Definitions.
                          -----------

               "Affiliate" has the same meaning as in Rule 12b-2 promulgated
                ---------
under the Exchange Act.

               "Common Stock" means the common stock, par value $.01
                ------------
per share, of the Corporation.

               "Equity Security" means any (i) Common Stock, (ii) securities of
                ---------------
the Corporation or of a Subsidiary convertible into or exchangeable for Common Stock, and (iii) options, rights, warrants and similar securities issued by the Corporation or a Subsidiary to acquire Common Stock.


               "Exchange Act" means the Securities Exchange Act of 1934, and the
                ------------
rules and regulations promulgated thereunder, as amended.

               "Holder" shall mean any holder of Registrable Securities.
                ------

               "Register," "registered" and "registration" shall refer to a
                --------    ----------       ------------
        registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

               "Registrable Securities" shall mean (i) any Equity Security held
                ----------------------
        by BCPM that was issued to BCPM by the Corporation pursuant to, or otherwise acquired by BCPM in accordance with, the Transactions contemplated by the Agreement and Plan of Conversion (after giving effect to Section 14 hereof), (ii) any common stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Equity Security, and (iii) any common stock issued by way of a stock split of the Equity Security referred to in clauses (i) or (ii) above. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (w) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (x) such Registrable Securities shall have been distributed pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act, (y) such Registrable Securities are sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, or (z) such Registrable Securities shall cease to be outstanding.

               "Securities Act" means the Securities Act of 1933, and the rules
                --------------
        and regulations promulgated thereunder, as amended.

               "SEC" means the Securities and Exchange Commission or any other
                ---
        federal agency at the time administering the Securities Act or the Exchange Act.

               "Subsidiary" has the same meaning as in Rule 12b-2 promulgated
                ----------
        under the Exchange Act.

               Any other capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement and Plan of Conversion.

               SECTION 2.  Restrictive Legend. Each certificate representing
                           ------------------
Registrable Securities shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:


               "THIS SECURITY MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Corporation (it being agreed that Simpson Thacher & Bartlett shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act.

               SECTION 3.  Notice of Proposed Transfer. Prior to any proposed
                           ---------------------------
transfer of any Registrable Securities (other than under the circumstances described in Section 4, 5 or 6), the Holder thereof shall give written notice to the Corporation of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Corporation, shall be accompanied by an opinion of counsel satisfactory to the Corporation (it being agreed that Simpson Thacher & Bartlett shall be satisfactory) to the effect that the proposed transfer does not violate the terms of this Agreement and that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder of such security shall be entitled to transfer such security in accordance with the terms of its notice. Each certificate for Registrable Securities transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144, Rule 144A or Rule 145 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Corporation) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities that are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

               SECTION 4.  Request for Registration. (a) At any time, and from
                           ------------------------
time to time, on and after the Closing Date, the Holders of at least 25% of the then Registrable Securities (the "Initiating Holders") may request in a written
                                  ------------------
notice that the Corporation file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Securities held by such Initiating Holders in the manner specified in such notice. Following receipt of any notice under this Section 4 the Corporation shall (x) within ten days notify all other Holders of such request in writing and (y) thereupon will, as expeditiously as possible, use its best efforts to cause to be registered under the Securities Act all Registrable Securities that the Initiating Holders and such other Holders have, within ten days after the Corporation has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders; provided, however, that, notwithstanding anything to the
                    --------  -------
contrary contained herein, the Corporation shall not be required to have any such registration statement be declared effective by the SEC prior to the six month anniversary of the Closing Date.

                 (b) If the Initiating Holders intend to have the Registrable Securities distributed by means of an underwritten offering, the Corporation shall include such information in the written notice referred to in clause (x) of Section 4(a) above. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided below. All

Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be approved by the Corporation, which approval shall not be unreasonably withheld. No Holder shall be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriter. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to the Corporation, the managing underwriter and the Initiating Holders. The securities so withdrawn also shall be withdrawn from registration.

                 (c) Notwithstanding any provision of this Agreement to the contrary, the Corporation shall not be required to effect a registration pursuant to this Section 4 during the period starting with the date of filing by the Corporation of, and ending on a date 180 days following the effective date of, (i) any registration statement requested under Section 4(a) or Section 6 or
(ii) a registration statement pertaining to a public offering of securities for the account of the Corporation or on behalf of the selling stockholders under any other registration rights agreement, in each case which the Holders have been entitled to join pursuant to Section 5; provided that (x) the Corporation
                                             --------
shall actively employ in good faith all reasonable efforts to cause any such registration statement referred to in clause (i) or (ii) above to become effective as soon as possible and (y) with respect to any such registration statement involving an underwritten offering, the 180 day period referred to above may be reduced or waived in the discretion of the managing underwriter for such offering. In addition, if the Corporation is not a registrant entitled to use Form S-3 or any successor thereto in connection with a requested registration, the Corporation shall not be required to effect a registration pursuant to this Section 4 unless the Holders requesting registration are requesting registration of at least the lesser of 5% of the outstanding Common Stock of the Corporation or their entire holding of Common Stock.

                 (d) A registration requested pursuant to this Section 4 shall not be deemed to have been effected pursuant this Section 4 for purposes of
Section 9 unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 7(a), and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Securities).

                 (e) Subject to the following sentence, if a requested registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter advises the Corporation in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Corporation which are not Registrable Securities) exceeds the number that can be sold in such offering at a price reasonably related to the then current market value of such securities, the Corporation will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, may be sold at a price reasonably related to the then current market value of such securities, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares hereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, may be sold at a price reasonably related to the then current market value of such securities, the Corporation may include in such registration the securities the Corporation proposes to sell up to the number of securities that, in the opinion of the managing underwriter, may be sold at a price reasonably related to the then current market value of such securities. The Corporation will not include in any requested registration pursuant to this
Section 4 any securities which are not Registrable Securities (other than securities of the Corporation) without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration.

                 (f) If the Board of Directors of the Corporation, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued due to a valid need not to disclose confidential information or because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Corporation (collectively, a "Valid Business Reason"), the
                                            ---------------------
Corporation may postpone filing a registration statement relating to a request for registration under this Section 4 until such Valid Business Reason no longer exists, but in no event for more than three months from the date of the notice referred to below, and, in case any such registration statement has been filed the Corporation may, with respect to a registration effected pursuant to this
Section 4, cause such registration statement to be withdrawn and its effectiveness terminated or may, with respect to a registration effected pursuant to this Section 4 or Section 6, postpone amending or supplementing such registration statement; and the Corporation shall give written notice (a "Delay
                                                                          -----
Notice") of its determination to postpone or withdraw a registration statement
------
and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Upon the request of any holder of Registrable Securities included or to be included in any such registration statement, the Corporation will disclose to such holder the nature of such Valid Business Reason in reasonable detail; provided, that such holder executes a confidentiality agreement reasonably
--------
satisfactory to the Corporation; provided, further, that any such
                                 --------  -------
confidentiality agreement shall terminate upon the public disclosure of such Valid Business Reason. Notwithstanding the foregoing provisions of this subparagraph (f), no registration statement filed and subsequently withdrawn by reason of any existing or anticipated Valid Business Reason as hereinabove provided shall count as one of the four registration statements effected pursuant to this Section 4 or Section 6 for purposes of Section 9 and the Corporation shall be entitled to serve only one Delay Notice (i) within any period of 270 consecutive days, if such Delay Notice relates to a request under
Section 4(a) (or 180 consecutive days, if such Delay Notice relates to a request under Section 6) or (ii) with respect to any two consecutive registrations requested pursuant to this Section 4 or Section 6.

               SECTION 5.  Incidental Registration. Subject to Section 10, if at
                           -----------------------
any time the Corporation determines that it shall file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or any successor or similar forms) on any form that also would permit the registration of the Registrable Securities and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash, the Corporation shall each such time promptly give each Holder written notice of such determination setting forth the date on which the Corporation proposes to file such registration statement, which date shall be no earlier than thirty days from the date of such notice, and advising each Holder of its right to have Registrable Securities included in such registration. Upon the written request of any Holder received by the Corporation no later than fifteen days after the date of the Corporation's notice, the Corporation shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has so requested to be registered; provided that if, at any time after giving written notice of its
            --------
intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Corporation may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), without prejudice, however, to the rights of any Holder to request such registration to be effected as a registration under Section 4. If, in the written opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the written opinion of the Corporation), the total amount of such securities to be so registered, including such Registrable Securities, will exceed the maximum amount of the Corporation's securities that can be marketed at a price reasonably related to the then current market value of such securities, then the Corporation shall include in such registration (i) first, all the securities the Corporation proposes to sell for its own account or is required to register on behalf of any third party exercising rights similar to those granted in Section 4(a) and without having the adverse effect referred to above, and (ii) second, to the extent that the number of securities which the Corporation proposes to sell for its own account pursuant to this
Section 5 or is required to register on behalf of any third party exercising rights similar to those granted in Section 4(a) is less than the number of equity securities which the Corporation has been advised can be sold in such offering without having the adverse effect referred to above, all Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 5 and all shares of Common Stock requested to be included by third parties exercising the rights similar to those granted in this Section 5; provided that if the number of Registrable Securities and other shares of Common
--------
Stock requested to be included in such registration by the Holders pursuant to this Section 5 and third parties exercising rights similar to those granted in this Section 5, together with the number of securities to be included in such registration pursuant to clause (i) of this Section 5, exceeds the number which the Corporation has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registerable Securities requested to be included in such registration by the Holders pursuant to this
Section 5 shall be limited to such extent and shall be allocated pro rata among all such requesting Holders and third parties exercising rights similar to those granted in this Section 5 on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration and the number of shares of Common Stock requested to be included in such registration by such third parties.

               SECTION 6.  Registration on Form S-3. If at any time any Holder
                           ------------------------
requests in writing that the Corporation file a registration statement and the Corporation is a registrant entitled to use Form S-3 or any successor thereto, then the Corporation shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such request, including, without limitation, pursuant to Rule 415 under the Securities Act, the Registrable Securities specified in such request. Whenever the Corporation is required by this Section 6 to use its best efforts to effect the registration of Registrable Securities, each of the limitations, procedures and requirements of Section 4(b), (c), (e) and (f) (including but not limited to the requirement that the Corporation notify all Holders from whom a request has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration.

               SECTION 7.  Obligations of the Corporation. Whenever required
                           ------------------------------
under Section 4 or Section 6 to use its best efforts to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as possible:


                 (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter;

                 (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, and furnish to the Holders of the Registrable Securities copies of any such amendments and supplements prior to their being used or filed with the SEC;

                 (c) furnish to the Holders such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the Securities Act) and such other documents and information as they may reasonably request and make available for inspection by the parties referred to in Section 7(d) below such financial and other information and books and records of the Corporation, and cause the officers, directors, employees, counsel and independent certified public accountants of the Corporation to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

                 (d) provide (i) the Holders of the Registrable Securities to be included in such registration statement, (ii) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities
        Act), if any, thereof, (iii) the sales or placement agent, if any, therefor, (iv) counsel for such underwriters or agent, and (v) not more than one counsel for all the Holders of such Registrable Securities the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto;

               (e) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the registration statement; provided, however, that the Corporation shall not be required
                   --------  -------
        in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to do so; and provided further that the
                                                 -------- -------
        Corporation shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

               (f) promptly notify the selling Holders of Registrable Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC or by any Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information,
        (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Corporation contained in any underwriting agreement or other customary agreement cease to be true and correct in all material respects or (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (g) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

               (h) promptly notify each Holder for whom such Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading;

                 (i) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 4 or Section 6, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Corporation for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Corporation, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Corporation (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Corporation included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

                 (j) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form, including, without limitation, customary indemnification provisions consistent with Section 12) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement;

                 (k) use its best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect registration or the offering or sale in connection therewith or to enable the selling Holder or Holders to offer, or to consummate the disposition of, their Registrable Securities;

                 (l) cooperate with the Holders of the Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders and which shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

                 (m) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen months after the effective date of the registration statement, an earnings statement covering the period of at least twelve months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                 (n) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or quotation system on which the Common Stock of the Corporation is then listed or quoted; and

                 (o) use its best efforts to make available the executive officers of the Corporation to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.

For purposes of Sections 7(a) and 7(b), and with respect to (i) registration required pursuant to Section 4, (A) the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it and (B) the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and nine months after the effective date thereof and (ii) registrations required pursuant to Section 6, the period of distribution of Registrable Securities in any registration (firm commitment underwritten or otherwise) shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and two years after the effective date thereof.

               Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in clause (h) of this Section 7, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (h) of this Section 7, and, if so directed by the Corporation, such Holder will deliver to the Corporation (at the Corporation's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that any period of time during which a Holder must
        --------  -------
discontinue disposition of Registrable Securities shall not be included in the determination of a period of distribution for purposes of Section 7(a) and 7(b).

               SECTION 8.  Furnish Information. It shall be a condition
                           -------------------
precedent to the obligations of the Corporation to take any action pursuant to this Agreement that the Holders shall furnish to the Corporation such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Corporation shall reasonably request and as shall be required in connection with the action to be taken by the Corporation.

               SECTION 9.  Expenses of Registration. All expenses incurred in
                           ------------------------
connection with (i) each registration or attempted registration pursuant to
Section 5, (ii) the first four registrations effected pursuant to Section 4 or 6 and (iii) any attempted registration (or partial registration deemed not to have been effected pursuant to Section 4 or 6 by operation of Sections 4(d) or (e)) occurring prior to the fourth registration effected pursuant to Section 4 or 6 of this Agreement, excluding underwriters' discounts and commissions and excluding the fees and disbursements of counsel selected pursuant to Section 15 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. (the "NASD") or listing fees, all fees and expenses of complying
                    ----
with state securities or blue sky laws, fees and disbursements of counsel for the Corporation, any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Corporation so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration and other reasonable out-of-pocket expenses of Holders, shall be paid by the Corporation. The foregoing provisions with respect to expenses shall in no way limit the rights of the Holders to request registration pursuant to Sections 4 and 6 or the number of registrations which may be requested thereunder.

               SECTION 10.  Underwriting Requirements. In connection with any
                            -------------------------
underwritten offering, the Corporation shall not be required under Section 5 to include Registrable Securities in such underwritten offering unless the Holders of such Registrable Securities accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Corporation and the underwriters selected by the Corporation.

               SECTION 11.  Rule 144 and Rule 144A Information. With a view to
                            ----------------------------------
making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times, the Corporation agrees to:

                     (i) make and keep public information available, as those
               terms are understood and defined in Rule 144 under the Securities Act;

                        (ii) use its best efforts to file with the SEC in a
              timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and


                        (iii) furnish to each Holder of Registrable Securities
               forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

                SECTION 12.  Indemnification. In the event any Registrable
                             ---------------
Securities are included in a registration statement under this Agreement:

                 (a) The Corporation shall indemnify and hold harmless each Holder, such Holder's directors and officers, and each person, if any, who controls such Holder or participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of a material fact contained in such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement
                                --------  -------
        contained in this Section 12(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld); provided further that the
                                                     -------- -------
        Corporation shall not be liable to any Holder, such Holder's directors and officers or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers or controlling person; provided, further, that as to any preliminary
                            --------  -------
        prospectus or any final prospectus this indemnity agreement shall not inure to the benefit of any Holder, such Holder's directors and officers or controlling persons on account of any losses, claims, damages or liability arising from the sale of Common Stock to any person by such Holder if such Holder or its representatives failed to send or give a copy of the final prospectus or a prospectus supplement, as the case may be (excluding documents incorporated by reference therein), as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus or final prospectus was corrected in the final prospectus or such prospectus supplement, as the case may be (excluding documents incorporated by reference therein), unless such failure resulted from non-compliance by the Corporation with Section 7(c). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

                (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Corporation, each of its directors and officers and each person, if any, who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to the Holders but only with reference to written information relating to such Holder furnished to the Corporation expressly for use in connection with such registration; provided, however, that the indemnity agreement contained
                      --------  -------
        in this Section 12(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that the liability of each
                                    -------- -------
        Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

                (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify
                                      -----------------
        the person against whom such indemnity may be sought (the "indemnifying
                                                                   ------------
        party") in writing and the indemnifying party, upon request of the
        -----
        indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Holders, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Corporation, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                (d) If the indemnification provided for in the first or second paragraph of this Section 12 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 12, no Holder shall be required to contribute any amount in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
        Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 12 are not exclusive and shall not limit any right or remedies that may otherwise be available to any indemnified party at law or in equity.

               SECTION 13.  Lockup. Each Holder shall, in connection with any
                            ------
registration of the Corporation's securities, upon the request of the Corporation or the underwriters managing any underwritten offering of such securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than that included in the registration) without the prior written consent of the managing underwriter for such period of time (not to exceed 180 days) from the effective date of such registration as the Corporation or the underwriters may specify; provided, however, that all
                                                 --------  -------
executive officers and directors of the Corporation (other than executive officers and directors owning an aggregate of less than 1% of the outstanding Common Stock as of the effective date of such registration statement) shall also have agreed not to effect any sale, disposition or distribution of any Registrable Securities under the circumstances and pursuant to the terms set forth in this Section 13.

               SECTION 14.  Transfer of Registration Rights. The registration
                            -------------------------------
rights of any Holder under this Agreement with respect to the Registrable Securities may be transferred to any transferee of such Registrable Securities who acquires any Registrable Securities of any Holder; provided that such
                                                       --------
registration rights may not be transferred to a holder of less than 1% of the outstanding Common Stock; provided, further, that (i) the transferring Holder
                          --------  -------
shall give the Corporation written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred, (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Corporation, to be bound as a Holder by the provisions of this Section, and (iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act.

               SECTION 15.  Selection of Counsel. In connection with any
                            --------------------
registration of Registrable Securities pursuant to Sections 4, 5 and 6 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event
                                         --------  -------
that the counsel selected as provided above is also acting as counsel to the Corporation in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

               SECTION 16.  Notices. All notices, requests, claims, demands and
                            -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

               if to the Corporation, to:

                      BCP Chemicals and Plastics Inc.
                      180 East Broad Street
                      Columbus, Ohio  43215-3799
                      Attention:  General Counsel and Secretary
                      Facsimile No.: (614) 225-4238

               with a required copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York  10017
                      Attention:  David J. Sorkin, Esq.
                      Facsimile No.:  (212) 455-2502

               if to BCPM, to:

                      BCP Management, Inc.
                      180 East Broad Street
                      Columbus, Ohio 43215-3799
                      Attention:  General Counsel and Secretary
                      Facsimile No.: (614) 225-4238

               with a required copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York  10017
                      Attention:  David J. Sorkin, Esq.
                      Facsimile No.:  (212) 455-2502

               If to a transferee of Registrable Securities:

                      At the address set forth in the notice required to be delivered pursuant to Section 14 hereof.

               SECTION 17.  Amendments; No Waivers. (a) Any provision of this
                            ----------------------
Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by BCPM and the Corporation, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 18.  Severability. If any term or other provision of this
                            ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

               SECTION 19.  Entire Agreement; Assignment. This Agreement and the
                            ----------------------------
Agreement and Plan of Conversion and the agreements contemplated hereby and thereby constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede, except as set forth in any such agreements, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that BCPM may assign all or any of its rights hereunder to the extent and as provided in Section 14.

               SECTION 20.  Parties in Interest. This Agreement shall be binding
                            -------------------
upon and inure solely to the benefit of each party hereto, and their successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               SECTION 21.  Governing Law. This Agreement shall be governed by,
                            -------------
and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court thereof.

               SECTION 22.  Headings. The descriptive headings contained in this
                            --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 23.  Counterparts. This Agreement may be executed and
                            ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 24.  Effectiveness. This Agreement shall be effective as
                            -------------
of the Closing Date (as defined in the Agreement and Plan of Conversion).

               SECTION 25.  Waiver of Jury Trial. BCPM and the Corporation each
                            --------------------
hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of BCPM or the Corporation in the negotiation, administration, performance and enforcement thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                              BCP CHEMICALS AND PLASTICS INC.


                              By:_______________________________________
                                  Name:
                                  Title:





                              BCP MANAGEMENT, INC.

                              By:_______________________________________
                                  Name:
                                  Title: